NSAR ITEM 77O
January 1, 2002 - June 30, 2002
Van Kampen Life Investment Trust Aggressive Growth Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Alcon, Inc.      Goldman         400      0.001      3/21/02
                                  Sachs & Co.


Underwriters for #1
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
BNP Paribas Securities Corp.
Cazenove & Co. Ltd.
CIBC World Markets Corp.
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
Guzman & Company
Janney Montgomery Scott LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
RBC Dain Rauscher Inc.
Sanders Morris Harris
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.